                                                                    Exhibit 4(e)




                                 MOTOROLA, INC.

                                       TO

                       THE FIRST NATIONAL BANK OF CHICAGO,
                                   AS TRUSTEE



                               -------------------

                                    INDENTURE

                DATED AS OF  ______________________ ,199  ____

                               -------------------


                          SUBORDINATED DEBT SECURITIES

                            CROSS REFERENCE TABLE(1)

  TIA                                                               Indenture
Section                                                              Section
- -------                                                            ------------

310(a)(1)                . . . . . . . . . . . . . . . . . . 609
   (a)(2)                . . . . . . . . . . . . . . . . . . 609
   (a)(3)                . . . . . . . . . . . . . . . . . . N.A.
   (a)(4)                . . . . . . . . . . . . . . . . . . N.A.
   (a)(5)                . . . . . . . . . . . . . . . . . . 608
   (b)                   . . . . . . . . . . . . . . . . . . 608
   (c)                   . . . . . . . . . . . . . . . . . . N.A.
311(a)                   . . . . . . . . . . . . . . . . . . 613
   (b)                   . . . . . . . . . . . . . . . . . . 613
   (c)                   . . . . . . . . . . . . . . . . . . N.A.
312(a)                   . . . . . . . . . . . . . . . . . . 701, 702 (a)
   (b)                   . . . . . . . . . . . . . . . . . . 702 (b)
   (c)                   . . . . . . . . . . . . . . . . . . 702 (c)
313(a)                   . . . . . . . . . . . . . . . . . . 703 (a)
   (b)                   . . . . . . . . . . . . . . . . . . 703 (b)
   (c)                   . . . . . . . . . . . . . . . . . . 703 (c)
   (d)                   . . . . . . . . . . . . . . . . . . 703 (d)
314(a)                   . . . . . . . . . . . . . . . . . . 704, 1006
   (b)                   . . . . . . . . . . . . . . . . . . N.A.
   (c)(1)                . . . . . . . . . . . . . . . . . . 102
   (c)(2)                . . . . . . . . . . . . . . . . . . 102
   (c)(3)                . . . . . . . . . . . . . . . . . . N.A.
   (d)                   . . . . . . . . . . . . . . . . . . N.A.
   (e)                   . . . . . . . . . . . . . . . . . . 102
315(a)                   . . . . . . . . . . . . . . . . . . 601 (a)
   (b)                   . . . . . . . . . . . . . . . . . . 602, 703 (a)
   (c)                   . . . . . . . . . . . . . . . . . . 601 (b)
   (d)                   . . . . . . . . . . . . . . . . . . 601 (c)
   (e)                   . . . . . . . . . . . . . . . . . . 502, 512
316(a) (last sentence)   . . . . . . . . . . . . . . . . . . 101 ("outstanding")
   (a)(1)(A)             . . . . . . . . . . . . . . . . . . 512
   (a)(1)(B)             . . . . . . . . . . . . . . . . . . 513
   (a)(2)                . . . . . . . . . . . . . . . . . . N.A.
   (b)                   . . . . . . . . . . . . . . . . . . 508
317(a)(1)                . . . . . . . . . . . . . . . . . . 503
   (a)(2)                . . . . . . . . . . . . . . . . . . 504
   (b)                   . . . . . . . . . . . . . . . . . . 1003
318(a)                   . . . . . . . . . . . . . . . . . . 107

N.A. means Not Applicable.

- ---------------
(1) This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                                                            PAGE

                                TABLE OF CONTENTS
                                -----------------

PARTIES                  . . . . . . . . . . . . . . . . . .
RECITALS OF THE COMPANY  . . . . . . . . . . . . . . . . . .

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101
     Definitions:
     Act . . . . . . . . . . . . . . . . . . . . . . . . . .
     Affiliate; control. . . . . . . . . . . . . . . . . . .
     Attributable Debt . . . . . . . . . . . . . . . . . . .
     Authenticating Agent. . . . . . . . . . . . . . . . . .
     Authorized Newspaper. . . . . . . . . . . . . . . . . .
     Bearer Security . . . . . . . . . . . . . . . . . . . .
     Board of Directors. . . . . . . . . . . . . . . . . . .
     Board Resolution. . . . . . . . . . . . . . . . . . . .
     Business Day. . . . . . . . . . . . . . . . . . . . . .
     CEDEL OR CEDEL S.A. . . . . . . . . . . . . . . . . . .
     Commission. . . . . . . . . . . . . . . . . . . . . . .
     Company . . . . . . . . . . . . . . . . . . . . . . . .
     Company Request; Company Order. . . . . . . . . . . . .
     Consolidated Net Tangible Assets. . . . . . . . . . . .
     Conversion Date . . . . . . . . . . . . . . . . . . . .
     Conversion Event. . . . . . . . . . . . . . . . . . . .
     Corporate Trust Office. . . . . . . . . . . . . . . . .
     corporation . . . . . . . . . . . . . . . . . . . . . .
     coupon. . . . . . . . . . . . . . . . . . . . . . . . .
     Currency. . . . . . . . . . . . . . . . . . . . . . . .
     Covenant Defeasance . . . . . . . . . . . . . . . . . .
     Defaulted Interest. . . . . . . . . . . . . . . . . . .
     Defeasance. . . . . . . . . . . . . . . . . . . . . . .
     Defeasible Series . . . . . . . . . . . . . . . . . . .
     Depositary. . . . . . . . . . . . . . . . . . . . . . .
     Designated Security . . . . . . . . . . . . . . . . . .
     Domestic Subsidiary . . . . . . . . . . . . . . . . . .
     Dollar. . . . . . . . . . . . . . . . . . . . . . . . .
     ECU . . . . . . . . . . . . . . . . . . . . . . . . . .
     Euroclear . . . . . . . . . . . . . . . . . . . . . . .
     European Communities. . . . . . . . . . . . . . . . . .
     European Monetary System. . . . . . . . . . . . . . . .
     Event of Default. . . . . . . . . . . . . . . . . . . .
     Exchange Act. . . . . . . . . . . . . . . . . . . . . .

- --------------
NOTE: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                      PAGE

     Exchange Date . . . . . . . . . . . . . . . . . . . . .
     Exchange Rate Agent . . . . . . . . . . . . . . . . . .
     Exchange Rate Officer's Certificate . . . . . . . . . .
     Foreign Currency. . . . . . . . . . . . . . . . . . . .
     Funded Debt . . . . . . . . . . . . . . . . . . . . . .
     Global Security . . . . . . . . . . . . . . . . . . . .
     Holder. . . . . . . . . . . . . . . . . . . . . . . . .
     Indenture . . . . . . . . . . . . . . . . . . . . . . .
     Indexed Security. . . . . . . . . . . . . . . . . . . .
     interest. . . . . . . . . . . . . . . . . . . . . . . .
     lnterest Payment Date . . . . . . . . . . . . . . . . .
     Market Exchange Rate. . . . . . . . . . . . . . . . . .
     Maturity. . . . . . . . . . . . . . . . . . . . . . . .
     Notice of Default . . . . . . . . . . . . . . . . . . .
     Officers' Certificate . . . . . . . . . . . . . . . . .
     Opinion of Counsel. . . . . . . . . . . . . . . . . . .
     Original Issue Discount Security. . . . . . . . . . . .
     Outstanding . . . . . . . . . . . . . . . . . . . . . .
     Paying Agent. . . . . . . . . . . . . . . . . . . . . .
     Person. . . . . . . . . . . . . . . . . . . . . . . . .
     Place of Payment. . . . . . . . . . . . . . . . . . . .
     Predecessor Security. . . . . . . . . . . . . . . . . .
     Principal Property. . . . . . . . . . . . . . . . . . .
     Redemption Date . . . . . . . . . . . . . . . . . . . .
     Redemption Price. . . . . . . . . . . . . . . . . . . .
     Registered Security . . . . . . . . . . . . . . . . . .
     Regular Record Date . . . . . . . . . . . . . . . . . .
     Remarketing Entity. . . . . . . . . . . . . . . . . . .
     Repayment Date. . . . . . . . . . . . . . . . . . . . .
     Repayment Price . . . . . . . . . . . . . . . . . . . .
     Securities. . . . . . . . . . . . . . . . . . . . . . .
     Security Register and Security Registrar. . . . . . . .
     Special Record Date . . . . . . . . . . . . . . . . . .
     Stated Maturity . . . . . . . . . . . . . . . . . . . .
     Subsidiary. . . . . . . . . . . . . . . . . . . . . . .
     Trustee . . . . . . . . . . . . . . . . . . . . . . . .
     Trust Indenture Act; TIA. . . . . . . . . . . . . . . .
     United States . . . . . . . . . . . . . . . . . . . . .
     United States Alien . . . . . . . . . . . . . . . . . .
     U.S. Government Obligations . . . . . . . . . . . . . .
     Valuation Date. . . . . . . . . . . . . . . . . . . . .
     Vice President. . . . . . . . . . . . . . . . . . . . .

SECTION 102.   Compliance Certificates and Opinions. . . . .
SECTION 103.   Form of Documents Delivered to Trustee. . . .
SECTION 104.   Acts of Holders; Record Dates . . . . . . . .
SECTION 105.   Notices, Etc., to Trustee and Company . . . .

                                                                            PAGE

SECTION 106.   Notice to Holders; Waiver . . . . . . . . . .
SECTION 107.   Conflict with Trust Indenture Act . . . . . .
SECTION 108.   Effect of Headings and Table of Contents. . .
SECTION 109.   Successors and Assigns. . . . . . . . . . . .
SECTION 110.   Separability Clause . . . . . . . . . . . . .
SECTION 111.   Benefits of Indenture . . . . . . . . . . . .
SECTION 112.   Governing Law . . . . . . . . . . . . . . . .
SECTION 113.   Legal Holidays. . . . . . . . . . . . . . . .
SECTION 114.   Counterparts. . . . . . . . . . . . . . . . .


                                   ARTICLE TWO

                                 SECURITY FORMS

SECTION 201.   Forms Generally
SECTION 202.   Form of Trustee's Certificate of Authentication
SECTION 203.   Securities Issuable in Global Form. . . . . .


                                  ARTICLE THREE

                                 THE SECURITIES

SECTION 301.   Amount Unlimited; Issuable in Series. . . . .
SECTION 302.   Denominations . . . . . . . . . . . . . . . .
SECTION 303.   Execution, Authentication, Delivery  and
                 Dating. . . . . . . . . . . . . . . . . . .
SECTION 304.   Temporary Securities. . . . . . . . . . . . .
SECTION 305.   Registration, Registration of Transfer and
                 Exchange. . . . . . . . . . . . . . . . . .
SECTION 306.   Mutilated, Destroyed, Lost and Stolen
                 Securities. . . . . . . . . . . . . . . .
SECTION 307.   Payment of Interest; Interest Rights
                 Preserved; Optional Interest Reset. . . . .
SECTION 308.   Optional Extension of Maturity. . . . . . . .
SECTION 309.   Persons Deemed Owners . . . . . . . . . . . .
SECTION 310.   Cancellation. . . . . . . . . . . . . . . . .
SECTION 311.   Computation of Interest . . . . . . . . . . .
SECTION 312.   Currency and Manner of Payments in Respect
                 of Securities . . . . . . . . . . . . . . .
SECTION 313.   Appointment and Resignation of Successor
                 Exchange Rate Agent . . . . . . . . . . . .
SECTION 314.   CUSIP Numbers . . . . . . . . . . . . . . . .
SECTION 315    Certification by a Person Entitled to
                 Delivery of Bearer Security . . . . . . . .
SECTION 316.   Judgments . . . . . . . . . . . . . . . . . .

                                                                            PAGE

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.   Satisfaction and Discharge of Indenture . . .
SECTION 402.   Application of Trust Money. . . . . . . . . .


                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.   Events of Default . . . . . . . . . . . . . .
SECTION 502.   Acceleration of Maturity; Rescission and
                 Annulment . . . . . . . . . . . . . . . . .
SECTION 503.   Collection of Indebtedness and Suits for
                 Enforcement by Trustee. . . . . . . . . . .
SECTION 504.   Trustee May File Proofs of Claim. . . . . . .
SECTION 505.   Trustee May Enforce Claims Without
                 Possession of Securities or Coupons . . . .
SECTION 506.   Application of Money Collected. . . . . . . .
SECTION 507.   Limitation on Suits . . . . . . . . . . . . .
SECTION 508.   Unconditional Right of Holders to Receive
                 Principal, Premium and Interest . . . . . .
SECTION 509.   Restoration of Rights and Remedies. . . . . .
SECTION 510.   Rights and Remedies Cumulative. . . . . . . .
SECTION 511.   Delay or Omission Not Waiver. . . . . . . . .
SECTION 512.   Control by Holders. . . . . . . . . . . . . .
SECTION 513.   Waiver of Past Defaults . . . . . . . . . . .
SECTION 514.   Undertaking for Costs . . . . . . . . . . . .
SECTION 515.   Waiver of Usury, Stay or Extension Laws . . .


                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION 601.   Certain Duties and Responsibilities . . . . .
SECTION 602.   Notice of Defaults. . . . . . . . . . . . . .
SECTION 603.   Certain Rights of Trustee . . . . . . . . . .
SECTION 604.   Not Responsible for Recitals or Issuance
                 of Securities . . . . . . . . . . . . . . .
SECTION 605.   May Hold Securities . . . . . . . . . . . . .
SECTION 606.   Money Held in Trust . . . . . . . . . . . . .
SECTION 607.   Compensation and Reimbursement. . . . . . . .
SECTION 608.   Disqualification; Conflicting Interests . . .
SECTION 609.   Corporate Trustee Required; Eligibility . . .
SECTION 610.   Resignation and Removal; Appointment of
                 Successor . . . . . . . . . . . . . . . . .
SECTION 611.   Acceptance of Appointment by Successor. . . .
SECTION 612.   Merger, Conversion, Consolidation or
                 Succession to Business. . . . . . . . . . .

                                                                            PAGE

SECTION 613.   Preferential Collection of Claims Against
                 Company . . . . . . . . . . . . . . . . . .
SECTION 614.   Appointment of Authenticating Agent . . . . .


                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY


SECTION 701.   Company to Furnish Trustee Names and
                 Addresses of Holders. . . . . . . . . . . .
SECTION 702.   Preservation of Information; Communications
                 to Holders. . . . . . . . . . . . . . . . .
SECTION 703.   Reports by Trustee. . . . . . . . . . . . . .
SECTION 704.   Reports by Company. . . . . . . . . . . . . .


                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.   Company May Consolidate, Etc., Only on
                 Certain Terms . . . . . . . . . . . . . . .
SECTION 802.   Successor Person Substituted. . . . . . . . .


                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

SECTION 901.   Supplemental Indentures Without Consent
                 of Holders. . . . . . . . . . . . . . . . .
SECTION 902.   Supplemental Indentures with Consent of
                 Holders . . . . . . . . . . . . . . . . . .
SECTION 903.   Execution of Supplemental Indentures. . . . .
SECTION 904.   Effect of Supplemental Indentures . . . . . .
SECTION 905.   Conformity with Trust Indenture Act . . . . .
SECTION 906.   Reference in Securities to Supplemental
                 Indentures. . . . . . . . . . . . . . . . .


                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001.  Payment of Principal, Premium and Interest. .
SECTION 1002.  Maintenance of Office or Agency . . . . . . .
SECTION 1003.  Money for Securities Payments to Be Held
                 in Trust. . . . . . . . . . . . . . . . . .
SECTION 1004.  Purchase of Securities by Company or
                 Subsidiary. . . . . . . . . . . . . . . . .
SECTION 1005.  Payment of Additional Amounts . . . . . . . .
SECTION 1006.  Statement by Officers as to Default . . . . .
SECTION 1007.  Existence . . . . . . . . . . . . . . . . . .
SECTION 1008.  Maintenance of Properties . . . . . . . . . .

                                                                            PAGE

SECTION 1009.  Payment of Taxes and Other Claims . . . . . .
SECTION 1010.  Limitation on Liens . . . . . . . . . . . . .
SECTION 1011.  Limitation on Sales and Leasebacks. . . . . .
SECTION 1012.  Waiver of Certain Covenants . . . . . . . . .


                               ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 1101.  Applicability of Article. . . . . . . . . . .
SECTION 1102.  Election to Redeem; Notice to Trustee . . . .
SECTION 1103.  Selection by Trustee of Securities to Be
                 Redeemed. . . . . . . . . . . . . . . . . .
SECTION 1104.  Notice of Redemption. . . . . . . . . . . . .
SECTION 1105.  Deposit of Redemption Price . . . . . . . . .
SECTION 1106.  Securities Payable on Redemption Date . . . .
SECTION 1107.  Securities Redeemed in Part . . . . . . . . .


                                 ARTICLE TWELVE

                                  SINKING FUNDS

SECTION 1201.  Applicability of Article. . . . . . . . . . .
SECTION 1202.  Satisfaction of Sinking Fund Payments with
                 Securities. . . . . . . . . . . . . . . . .
SECTION 1203.  Redemption of Securities for Sinking Fund . .


                                ARTICLE THIRTEEN

                       REPAYMENT AT THE OPTION OF HOLDERS

SECTION 1301.  Applicability of Article. . . . . . . . . . .
SECTION 1302.  Repayment of Securities . . . . . . . . . . .
SECTION 1303.  Exercise of Option; Notice. . . . . . . . . .
SECTION 1304.  Election of Repayment by Remarketing
                 Entities. . . . . . . . . . . . . . . . . .
SECTION 1305.  Securities Payable on the Repayment Date. . .


                                ARTICLE FOURTEEN

                        MEETINGS OF HOLDERS OF SECURITIES

SECTION 1401.  Purposes for Which Meetings May Be Called . .
SECTION 1402.  Call, Notice and Place of Meetings. . . . . .
SECTION 1403.  Persons Entitled to Vote at Meetings. . . . .
SECTION 1404.  Quorum; Action. . . . . . . . . . . . . . . .

                                                                            PAGE

SECTION 1405.  Determination of Voting Rights; Conduct
                 and Adjournment of Meetings . . . . . . . .
SECTION 1406.  Counting Votes and Recording Action of
                 Meetings. . . . . . . . . . . . . . . . . .


                                 ARTICLE FIFTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE


SECTION 1501.  Company's Option to Effect Defeasance or
                 Covenant Defeasance . . . . . . . . . . . .
SECTION 1502.  Defeasance and Discharge. . . . . . . . . . .
SECTION 1503.  Covenant Defeasance . . . . . . . . . . . . .
SECTION 1504.  Conditions to Defeasance or Covenant
                 Defeasance. . . . . . . . . . . . . . . . .
SECTION 1505.  Deposited Money and U.S. Government
                 Obligations to be Held in Trust; Other
                 Miscellaneous Provisions. . . . . . . . . .
SECTION 1506.  Reinstatement . . . . . . . . . . . . . . . .


                                 ARTICLE SIXTEEN

                           SUBORDINATION OF SECURITIES

SECTION 1601.  Securities Subordinate to Senior Debt . . . .
SECTION 1602.  Payment Over of Proceeds upon Dissolution,
                 Etc.. . . . . . . . . . . . . . . . . . . .
SECTION 1603.  Acceleration of Securities. . . . . . . . . .
SECTION 1604.  Default on Senior Debt. . . . . . . . . . . .
SECTION 1605.  Payment Permitted If No Default . . . . . . .
SECTION 1606.  Subrogation to Rights of Holders of Senior
                 Debt. . . . . . . . . . . . . . . . . . . .
SECTION 1607.  Provisions Solely to Define Relative Rights .
SECTION 1608.  Trustee to Effectuate Subordination . . . . .
SECTION 1609.  No Waiver of Subordination Provisions . . . .
SECTION 1610.  Notice to Trustee . . . . . . . . . . . . . .
SECTION 1611.  Reliance on Judicial Order or Certificate
                 of Liquidating Agent. . . . . . . . . . . .
SECTION 1612.  Trustee Not Fiduciary for Holders of Senior
                 Debt. . . . . . . . . . . . . . . . . . . .
SECTION 1613.  Rights of Trustee as Holders of Senior
                 Debt; Preservation of Trustee's Rights. . .
SECTION 1614.  Article Sixteen Applicable to Paying Agents .


TESTIMONIUM    . . . . . . . . . . . . . . . . . . . . . . .
SIGNATURES AND SEALS . . . . . . . . . . . . . . . . . . . .
ACKNOWLEDGMENTS. . . . . . . . . . . . . . . . . . . . . . .

     THIS INDENTURE, dated as of ___________________________, 199____, is between Motorola, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1303 East Algonquin Road, Schaumburg, Illinois 60196, and _____________________, a corporation duly organized and existing under the laws of the State of _____________, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its subordinated debentures, notes or other evidences of indebtedness (herein called the "Securities") to be issued in one or more series as in this Indenture provided.

     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     Now, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

Section 101. DEFINITIONS.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the TIA, or by Commission rule or regulation under the TIA, either directly or by reference therein, as in force at the date as of which this instrument was executed, except as provided in Section 905, have the meanings assigned to them therein; the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act; and the following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Securities;

          "INDENTURE SECURITY HOLDER" means the Holder;

          "INDENTURE TO BE QUALIFIED" means this Indenture;

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

          "OBLIGOR" on the indenture securities means the Company;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation;

          (4) the words "Article" and "Section" refer to an Article and Section, respectively, of this Indenture; and

          (5) the words "herein", "hereof' and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          Certain terms, used principally in Article Three, are defined in that Article.

     "Act", when used with respect to any Holder, has the meaning specified in Section 104.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, partnerships or other ownership interests, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Attributable Debt" shall mean, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate per annum borne by the Securities compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

     "Authorized Newspaper" means a newspaper in an official language of the country of publication or in the English language customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

     "Bearer Security" means any Security established pursuant to Section 201 which is payable to bearer including, without limitation, unless the context otherwise indicates, a Security in global bearer form.

     "Board of Directors" or "Board" means either the board of directors of the Company or any duly authorized committee of that board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution (including the establishment of any series of the Securities and the forms and terms thereof), such action may be taken by any committee of the Board or the Company or any officer or employee of the Company authorized to take such action by a Board Resolution.

     "Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

     "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) stock issued by that corporation.

     "CEDEL" or "CEDEL S.A." means Centrale de Livraison de Valeurs Mobilieres

S.A., or its successor.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Vice Chairman of the Board and Chief Executive Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Consolidated Net Tangible Assets" shall mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any constituting Funded Debt by reason of their being renewable or extendible), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

     "Conversion Date" has the meaning specified in Section 312(d).

     "Conversion Event" means the cessation of use of (i) a Foreign Currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit (or composite currency) other than the ECU for the purposes for which it was established.

     "Corporate Trust Office" means the principal office of the Trustee in the State of Illinois or in New York, New York at which at any particular time its corporate trust business shall be administered.

     "corporation" means a corporation, association, company, joint stock company or business trust.

     "coupon" means any interest coupon appertaining to a Bearer Security.

     "Currency" means any currency or currencies, composite currency or currency unit or currency units, including, without limitation, the ECU, issued by the government of one or more countries or by any reorganized confederation or association of such governments.

     "Covenant Defeasance" has the meaning specified in Section 1503.

     "Debt" means with respect to any person at any date, without duplication,
(i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Debt of others secured by a lien on any asset of such person, whether or not such Debt is assumed by such person, (iv) all obligations of such person pursuant to capitalized leases, and (v) all Debt of others for the payment of which such person is responsible or liable as obligor or guarantor.

     "Defaulted Interest" has the meaning specified in Section 307.

     "Defeasance" has the meaning specified in Section 1502.

     "Defeasible Series" has the meaning specified in Section 1501.

     "Depositary" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 301 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

     "Designated Currency" has the meaning specified in Section 312.

     "Domestic Subsidiary" shall mean a Subsidiary of the Company except a Subsidiary of the Company (a) which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the States of the United States, or (b) which is engaged primarily in financing the operations of the Company or its Subsidiaries, or both, outside the States of the United States.

     "Dollar" or "$" means a dollar or other equivalent within the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

     "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

     "Euroclear" means Morgan Guarantee Trust Company of New York, Brussels Office, as operator of the Euroclear System.

     "European Communities" means the European Economic Community, the European Coal and Steel Community and the European Atomic Energy Community.

     "European Monetary System" means the European Monetary System established by the Resolution of December 5, 1978 of the Council of the European Communities.

     "Event of Default" has the meaning specified in Section 501.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto, and the rules and regulations promulgated thereunder.

     "Exchange Date" shall have the meaning specified in Section 304.

     "Exchange Rate Agent" shall have the meaning specified as contemplated in
Section 301.

     "Exchange Rate Officer's Certificate", means a certificate setting forth the applicable Market Exchange Rate or applicable bid quotation and the amounts payable in Dollars and Foreign Currencies in respect of the principal of (and premium, if any) and interest on Securities denominated in ECU and other composite Currency or Foreign Currency, and signed by the Vice Chairman of the Board and Chief Executive Officer, the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company or the Exchange Rate Agent appointed pursuant to Section 301, and delivered to the Trustee.

     "Foreign Currency" means any Currency, including, without limitation, the ECU issued by the government of one or more countries other than the United States or by any recognized confederation or association of such governments.

     "Funded Debt" shall mean all indebtedness for money borrowed having a maturity of more than 12 months from the date of the most recent balance sheet of the Company and its consolidated subsidiaries or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from the date of such balance sheet at the option of the borrower.

     "Global Security" means a Security evidencing all or part of a series of Securities, authenticated and delivered to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee in accordance with Section 303.

     "Holder" means, with respect to a Registered Security, a Person in whose name a Registered Security is registered in the Security Register and, with respect to a Bearer Security, the bearer thereof.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term "Indenture" shall also include the terms of particular series of Securities established as contemplated by Section 301.

     "Indexed Security" means a Security as to which all or certain interest payments and/or the principal amount payable at Maturity are determined by reference to prices, changes in prices, or differences between prices, or securities or Currencies as specified pursuant to Section 301 hereof.

     "interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

     "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security, and, when used with respect to a Security which provides for the payment of additional amounts pursuant to Section 1005, includes such additional amounts.

     "Market Exchange Rate" means, unless otherwise specified with respect to any Securities pursuant to Section 301, (i) for any conversion involving a Currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant Currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 301 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent. Unless otherwise specified with respect to any Securities pursuant to Section 301, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or other principal market for such currency or currency unit in question, or such other quotations as the Exchange Rate Agent shall deem appropriate. Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit shall be that upon which a nonresident issuer of securities designated in such currency or currency unit would purchase such currency or currency unit in order to make payments in respect of such securities.

     "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Notice of Default" means a written notice of the kind specified in Section 501(4).

     "Officers' Certificate" means a certificate signed by the Vice Chairman of the Board and Chief Executive Officer, the President or any elected Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or any Assistant Secretary, of the Company, and delivered to the Trustee, which shall comply with Section 102 to the extent applicable.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably satisfactory to the Trustee, which shall comply with Section 102 to the extent applicable.

     "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

     "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, EXCEPT:

          (1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities in accordance with Section 401; PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (3) Securities as to which Defeasance has been effected pursuant to Section

     1502; and

          (4) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

          PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request,
demand,   authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (A) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, (B) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of the date such Security is originally issued by the Company as set forth in an Exchange Rate Officer's Certificate delivered to the Trustee, of the principal amount (or in the case of an Original Issue Discount Security or Indexed Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (A) above or (C) below respectively) of such Security, (C) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 301, and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (or any premium) or interest on any Securities on behalf of the Company.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Payment", when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Sections 301 and 1002.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Principal Property" means any single parcel of real estate, manufacturing plant or warehouse owned or leased by the Company or any Domestic Subsidiary which is located within the United States and the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or portion thereof (a) which is a pollution control or other facility financed by obligations issued by a state or local government unit and described in Sections 141(a), 142(a)(5), 142(a)(6) or 144(a) of the Internal Revenue Code, or any successor provision thereof, or (b) which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its subsidiaries as an entirety.

     "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Registered Security" means any Security in the form of Registered Securities established pursuant to Section 201 which is registered in the Security Register.

     "Regular Record Date" for the interest payable on any Interest Payment Date on the Registered Securities of any series means the date specified for that purpose as contemplated by Section 301.

     "Remarketing Entity", when used with respect to Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity, means any person designated by the Company to purchase any such Securities.

     "Repayment Date", when used with respect to any Security to be repaid upon exercise of option for repayment by the Holder, means the date fixed for such repayment.

     "Repayment Price", when used with respect to any Security to be repaid upon exercise of option for repayment by the Holder, means the price at which it is to be repaid pursuant to this Indenture.

     "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

     "Senior Debt" means the principal of (and premium, if any) and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law) and other amounts due on or in connection with any Debt incurred, assumed or guaranteed by the Company, whether outstanding on the date of this Indenture or thereafter incurred, assumed or guaranteed and all renewals, extensions or refundings of any such Debt; PROVIDED, HOWEVER, that the following will not constitute Senior Debt: (a) any Debt if the instrument creating or evidencing the same or pursuant to which the same is Outstanding expressly provides (i) that such Debt shall not be senior in right of payment to the Securities, or (ii) that such Debt shall be subordinated to any other Debt of the Company, unless such instrument expressly provides that such Debt shall be senior in right of payment to the Securities; (b) Debt of the Company in respect of the Securities; (c) Debt of the Company in respect of the Company's Liquid Yield Option-TM- Notes due 2009 (the "2009 LYONs") and the Company's Liquid Yield Option-TM- Notes due 2013 (the "2013 LYONs"); and (d) any Debt of the Company in respect of any extension notes which may be issued by the Company in respect of the 2009 LYONs (which 2009 LYONs, 2013 LYONs and extension notes shall rank PARI PASSU with the Securities of any series to which this definition of Senior Debt applies).

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

     "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

     "Subsidiary" shall mean a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, the term "voting stock" means stock having ordinary voting power for the election of directors irrespective of whether or not stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean each Trustee with respect to Securities of that series.

     "Trust Indenture Act", or "TIA", means the Trust Indenture Act of 1939 and the rules and regulations promulgated thereunder as in force at the date as of which this instrument was executed, except as provided in Section 905; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" or "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended and the rules and regulations promulgated thereunder.

     "United States" means the United States of America (including the District of Columbia) and its possessions and territories and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).

     "United States Alien" means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

     "U.S. Government Obligations" means securities which are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "Valuation Date" has the meaning specified in Section 312(c).

     "Vice President", when used with respect to the Company or the Trustee, means any elected vice president, whether or not designated by a word or words added before the title "vice president".

SECTION 102. COMPLIANCE CERTIFICATES AND OPINIONS.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture (other than delivery of any Security to the Trustee for authentication pursuant to Section 303), the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust lndenture Act and any other requirements set forth in this lndenture. In the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, however, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1006) shall include

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. ACTS OF HOLDERS; RECORD DATES.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. If Securities of a series are issuable in whole or in part as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may, alternatively, be embodied in and evidenced by the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of Article Fourteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1406.

          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (b) The ownership of Registered Securities shall be proved by the Security Register.

     (c) The ownership, principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities in the amount and with the serial numbers therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until
(1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The fact and date of execution of any such instrument or writing, the authority of the Person executing the same and the principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     (e) If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

SECTION 105. NOTICES, ETC., TO TRUSTEE AND COMPANY.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Indenture Trust Division, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106. NOTICE TO HOLDERS; WAIVER.

     Where this Indenture provides for notice of any event to Holders of Registered Securities by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

     If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

     Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 301, where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given if published in an Authorized Newspaper in the City of New York and, if the Securities of such series are then listed on the International Stock Exchange of the United Kingdom and the Republic of Ireland and such stock exchange shall so require, in London, and, if the Securities of such series are then listed on the Luxembourg Stock Exchange and such stock exchange shall so require, in Luxembourg and, if the Securities of such series are than listed on any other stock exchange outside the United States and such stock exchange shall so require, in any other required city outside the United States or, if not practicable, in Europe on a Business Day at least twice, the first such publication to be not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice, and in such other city or cities as may be specified in such Securities on a Business Day, such publication to be not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

     If by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.

     Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107. CONFLICT WITH TRUST LNDENTURE ACT.

     If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under such Act to be a part of and govern this Indenture, the TIA provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. SUCCESSORS AND ASSIGNS.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. SEPARABILITY CLAUSE.

     In case any provision in this Indenture or in the Securities or coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111. BENEFITS OF INDENTURE.

     Nothing in this Indenture or in the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent, Security Registrar and Authenticating Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. GOVERNING LAW.

     This Indenture and the Securities and coupons shall be governed by and construed in accordance with the law of the State of New York, but without regard to principles of conflicts of law.

SECTION 113. LEGAL HOLIDAYS.

     In any case where any Interest Payment Date, Redemption Date, Repayment Date, Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities or coupons (other than a provision of the Securities of any series which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, Repayment Date, Stated Maturity or Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, Stated Maturity or Maturity, as the case may be.

SECTION 114.  COUNTERPARTS.

     This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

                                   ARTICLE TWO

                                 SECURITY FORMS

 SECTION 201. FORMS GENERALLY.

     The Registered Securities, if any, and the Bearer Securities and related coupons, if any, of each series shall be in substantially the form (including temporary or permanent global form) as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or market or as may, consistently herewith, be determined by the officers executing such Securities or coupons, as evidenced by their execution of the Securities or coupons. If the form of Securities of any series or coupons is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities or coupons.

     Unless otherwise specified as contemplated by Section 301, Bearer Securities other than Securities in temporary or permanent global form shall have coupons attached.

     The definitive Securities and coupons, if any, shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities or coupons, as evidenced by their execution of such Securities or coupons.

SECTION 202. FORM  OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

     The Trustee's certificate of authentication on each Security shall be in substantially the following form:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                  ------------------------------
                                                                      as Trustee

                                                  By
                                                     ---------------------------
                                                            [AUTHORIZED OFFICER]

SECTION 203. SECURITIES ISSUABLE IN GLOBAL FORM.

     If Securities of or within a series are issuable in global form, as specified as contemplated by Section 301, then, notwithstanding clause (9) of
Section 301 and the provisions of Section 302, any such Global Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or 304. Subject to the provisions of
Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement, delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

     The provisions of the last sentence of Section 303(g) shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303(g).

     Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of (and premium, if any) and interest, if any, on any permanent Global Security shall be made to the Person or Persons specified therein.

     Notwithstanding the provisions of Section 309 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent Global Security (i) in the case of a permanent Global Security in registered form, the Holder of such permanent Global Security in registered form, or (ii) in the case of a permanent Global Security in bearer form, Euroclear or CEDEL.

                                  ARTICLE THREE

                                 THE SECURITIES

SECTION 301. AMOUNT UNLIMITED; ISSUABLE IN SERIES.

     The aggregate principal amount of Securities which may be authenticated and delivered under this lndenture is unlimited.

     The Securities shall rank equally and PARI PASSU and may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and, subject to Section 303 set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters in clauses (1) and (2)), if so provided, may be determined by the Company with respect to unissued Securities, of the series when issued from time to time):

          (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series):

          (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to
     Section 304, 305, 306, 906, 1107 or 1303 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

          (3) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Securities (and premium, if any), of the series is payable;

          (4) the rate or rates at which the Securities of the series shall bear interest, or the method or methods by which such rate or rates shall be determined, if any, the date or dates from which such interest shall accrue, or the method by which such date or dates will be determined or extended, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Registered Security on any Interest Payment Date, the circumstances, if any, in which the Company may defer interest payments and the manner of computing interest if other than as specified in Section 311;

          (5) the place or places where, subject to the provisions of Section 1002, the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered or exchanged and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served and where notices to Holders pursuant to Section 106 will be published;

          (6) the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

          (7) the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the period or periods within which, and the other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

          (8) whether Securities of the series are to be issuable as Registered Securities, Bearer Securities or both, whether Securities of the series are to be issuable with or without coupons or both, the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series (and vice versa) if other than as provided in Sections 304 and 305, and, in the case of Bearer Securities (or any temporary Global Security representing the same), the date as of which such Bearer Securities shall be dated if other than the date of original issuance of the first Security of such series of like tenor and term to be issued;

          (9) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities and, in such case, the Depositary for such Global Security or Securities, whether such global form shall be permanent or temporary and, if so, whether beneficial owners of interests in any such permanent Global Security may exchange such interests for Securities of such series in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in this Article Three, and, if applicable, the Exchange Date;

          (10) whether, and under what conditions, additional amounts will be payable to Holders of Securities of the series pursuant to Section 1005;

          (11) the denominations in which any Registered Securities of the series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any Bearer Securities of such series shall be issuable, if other than the denominations of $5,000 and any integral multiple thereof;

          (12) if other than Dollars, the Currency or Currencies of denomination of the Securities of any series, which may be in any Foreign Currency or any composite Currency or index, including but not limited to the ECU, and, if any such Currency of denomination is a composite Currency other than the ECU, the agency or organization, if any, responsible for overseeing such composite Currency;

          (13) that either or both of Section 1502 or 1503 shall apply to the Securities of the series;

          (14) if other than Dollars, the Currency, Currencies or currency units in which payment of the principal of (and any premium) and interest on any Securities of the series shall be payable and the Currency or Currencies, if any, in which payment of the principal of (and premium, if any) or the interest on Registered Securities at the election of each of the Holders thereof, may also be payable and the periods within which and the terms and conditions upon which such election is to be made and the time and manner of determining the exchange rate between Currency or Currencies in which such Securities are denominated or stated to be paid and the Currency or Currencies in which such Securities are to be paid, in each case in accordance with, in addition to or in lieu of Section 312;

          (15) if the amount of payments of principal of (or premium, if any) or interest on any Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

          (16) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304;

          (17) the designation of the initial Exchange Rate Agent, if any;

          (18) if the Securities of the series are to be convertible into or exchangeable for any securities of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable;

          (19) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502; and

          (20) if other than the Trustee, the identity of the Security Registrar and/or Paying Agent;

          (21) the terms of any pledge of property made to secure the obligations of the Company under the Securities of any series and the circumstances, if any, under which such pledge may be released and the limitations, if any, on recourse against the Company on Securities of such series; and

          (22) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by
     Section 901(5)).

     Except as set forth below, all Securities of any one series and the coupons appertaining to Bearer Securities of such series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and (subject to Section 303) set forth, or determined in the manner provided, in such Officers' Certificate or in any indenture supplemental hereto.

     Securities of any particular series may be issued at various times, with different dates on which the principal or any installment of principal is payable, with different rates of interest, if any, or different methods by which rates of interest may be determined, with different dates on which such interest may be payable and with different Redemption or Repayment Dates and may be denominated in different Currencies or payable in different Currencies.

     If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

SECTION 302. DENOMINATIONS.

     Securities of each series shall be issuable in such form and denominations as shall be specified in the form of Security for such series approved or established pursuant to Section 201 or in the Officers' Certificate delivered pursuant to Section 301. In the absence of any specification with respect to the Securities of any series, the Registered Securities of such series, if any (other than Registered Securities in global form, which may be in any denomination), shall be issuable in denominations of $1,000 and any integral multiples thereof and the Bearer Securities of such series, if any (other than Bearer Securities in global form, which may be in any denomination), shall be issuable in denominations of $5,000 and any integral multiple thereof.

SECTION 303. EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

     (a) The Securities shall be executed on behalf of the Company by its Vice Chairman of the Board and Chief Executive Officer, its President, its Treasurer or one of its Vice Presidents, under its corporate seal reproduced thereon and shall be attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. Coupons shall bear the facsimile signature of an authorized officer of the Company.

     Securities or coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or coupons or did not hold such offices at the date of such Securities or coupons.

     (b) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, executed by the Company, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and, except as otherwise provided in this Article Three, the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; PROVIDED, HOWEVER, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and PROVIDED FURTHER that, unless otherwise specified with respect to any series of Securities pursuant to Section 301, a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate in the form set forth in Exhibit A-1 to this Indenture or such other certificate as may be specified with respect to any series of Securities pursuant to Section 301, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture. If any Security shall be represented by a permanent Global Bearer Security, then, for purposes of this Section 303 and Section 304, the notation of a beneficial owner's interest therein upon original issuance of such Security or upon exchange of a portion of a temporary Global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner's interest in such permanent Global Security. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled. If all the Securities of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

            (i) if the form of such Securities and coupons, if any, has been established by or pursuant to a Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

           (ii) if the terms of such Securities and coupons, if any, have been established by or pursuant to a Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

          (iii) that such Securities and coupons, if any, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Securities denominated other than in Dollars (or a Foreign Currency or Currency unit judgment in respect of such claim) be converted into Dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments in Foreign Currencies or Currency units or payments outside the United States.

     (c) If the Company shall establish pursuant to Section 301 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section 303, Section 304, if and to the extent applicable, and the Company Order with respect to such series, authenticate and deliver one or more Global Securities in permanent or temporary form that (i) shall represent and shall be denominated in an aggregate principal amount of the Outstanding Securities of such series to be represented by one or more Global Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary and (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions.

     (d) If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

     (e) Notwithstanding the provisions of Section 301 and this Section 303, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

     (f) Each Registered Security shall be dated the date of its authentication. Each Bearer Security shall be dated the date contemplated by
Section 301.

     (g) No Security or attached coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless executed and issued by the Company and there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 310, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

     (h) Each Depositary designated pursuant to Section 301 for a Global Security must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

     (i) The Securities may contain such notations, legends or endorsements required by law, stock exchange rule or usage.

SECTION 304. TEMPORARY SECURITIES.

     (a) Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form.

          Except in the case of temporary Securities in global form (which shall be exchanged in accordance with Section 304(b) or as otherwise provided in or pursuant to a Board Resolution), or as otherwise provided in or pursuant to a Board Resolution, if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any non-matured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations; PROVIDED, HOWEVER, that unless otherwise contemplated or specified with respect to any series of Securities pursuant to Section 301, no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and PROVIDED FURTHER that a Bearer Security shall be delivered in exchange for a Bearer Security only in compliance with the applicable conditions set forth in Sections 303, 304 and 305. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

     (b)  Unless otherwise provided in or pursuant to a Board Resolution, this
Section 304(b) shall govern the exchange of temporary Securities issued in global form. If temporary Securities of any series are issued in global form, any such temporary Global Security shall, unless otherwise provided therein, be delivered to the London office of a Depositary, for the benefit of Euroclear and CEDEL, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

          Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary Global Security (the "Exchange Date"), the Company shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary Global Security, executed by the Company. On or after the Exchange Date, such temporary Global Security shall be surrendered by the Depositary to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary Global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary Global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary Global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; PROVIDED, HOWEVER, that, unless otherwise specified in such temporary Global Security, upon such presentation by the Depositary, such temporary Global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary Global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL as to the portion of such temporary Global Security held for its account then to be exchanged, each in the form, set forth in Exhibit A-2 to this Indenture or in such other form as may be established pursuant to Section 301; and PROVIDED FURTHER that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary Global Security only in compliance with the requirements of Section 303, 304 and Section 305, as applicable.

          Unless otherwise specified in such temporary Global Security, the interest of a beneficial owner of Securities of a series in a temporary Global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or CEDEL, as the case may be, to request such exchange on his behalf and delivers to Euroclear or CEDEL, as the case may be, a certificate in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 301), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the officers of Euroclear and CEDEL, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary Global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary Global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like unless such Person takes delivery of such definitive
Securities in person at the offices of Euroclear or CEDEL.   Definitive

Securities in bearer form to be delivered in exchange for any portion of a temporary Global Security shall be delivered only outside the United States.

          Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary Global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and CEDEL on such Interest Payment Date upon delivery by Euroclear and CEDEL to the Trustee of a certificate or certificates in the form set forth in Exhibit A-2 to this Indenture (or in such other forms as may be established pursuant to Section
301), for credit without further interest on or after such Interest Payment Date to the respective accounts of Persons who are the beneficial owners of such temporary Global Security on such Interest Payment Date and who have each delivered to Euroclear or CEDEL, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth as Exhibit A-1 to this Indenture (or in such other forms as may be established pursuant to Section 301). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section 304(b) and of Section 303(b) of this Indenture and the interests of the Persons who are the beneficial owners of the temporary Global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal (or premium, if any) or interest, if any, owing with respect to a beneficial interest in a temporary Global Security will be made unless and until such interest in such temporary Global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and CEDEL and not paid as herein provided shall be returned to the Trustee prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company.

SECTION 305. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

     The Company shall cause to be kept at one of the offices or agencies to be maintained by the Company in accordance with the provisions of this Section 305 and Section 1002, with respect to the Securities of each series which are Registered Securities, a register (herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. Pursuant to Section 301, the Company shall appoint, with respect to Securities of each series which are Registered Securities, a "Security Registrar" for the purpose of registering such Securities and transfers and exchanges of such Securities as herein provided. The Trustee, at its Corporate Trust office, is initially appointed "Security Registrar" for such Registered Securities.

     Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company maintained for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series of any authorized denomination or denominations, of like tenor and terms and aggregate principal amount, all as requested by the transferor.

     At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series of any authorized denomination or denominations, of like tenor and terms and aggregate principal amount, upon surrender of the Registered Securities to be exchanged at such office or agency. Unless otherwise specified with respect to any series of Securities as contemplated by Section 301, Bearer Securities may not be issued in exchange for Registered Securities.

     At the option of the Holder, Registered Securities or Bearer Securities of any series may be issued in exchange for Bearer Securities (except as otherwise specified as contemplated by Section 301 with respect to a Bearer Security in global form) of the same series, of any authorized denominations and of like tenor and terms and aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any such office or agency with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; PROVIDED, HOWEVER, that, except as otherwise provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor and terms after the close of business at such office or agency of (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date of payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

     Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 303(h), the Company shall appoint a successor Depositary with respect to the Securities of such series.
If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 301(9) shall no longer be effective with respect to the Securities of such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

     The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

     If specified by the Company pursuant to Section 301 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series of like tenor and terms and in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

          (a) to each Person specified by such Depositary a new Security or Securities of the same series, of like tenor and terms and of any authorized denominations as requested by such person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and

          (b) to such Depositary a new Global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

          In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver Securities (a) in definitive registered form in authorized denominations, if the Securities of such series are issuable as Registered Securities, (b) in definitive bearer form in authorized denominations, with coupons attached, if the Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities, as shall be specified by the beneficial owner thereof, if the Securities of such series are issuable in either form; PROVIDED, HOWEVER, that no definitive Bearer Security shall be delivered in exchange for a temporary Global Security unless the Company or its agent shall have received from the person entitled to receive the definitive Bearer Security a certificate substantially in the form set forth in Exhibit A-1 and, if applicable, A-2 hereto; and PROVIDED FURTHER that delivery of a Bearer Security shall occur only outside the United States; and PROVIDED FURTHER that no definitive Bearer Security will be issued if the Company has reason to know that any such certificate is false.

     Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be cancelled by the Trustee. Registered Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Registered Securities to the persons in whose names such Securities are so registered. The Trustee shall deliver Bearer Securities issued in exchange for a Global Security pursuant to this Section to the persons, and in such authorized denominations, as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee; PROVIDED, HOWEVER, that no definitive Bearer Security shall be delivered in exchange for a temporary Global Security unless the Company or its agent shall have received from the person entitled to receive the definitive Bearer Security a certificate substantially in the form set forth in Exhibit A-1 and, if applicable, A-2 hereto; and PROVIDED FURTHER that delivery of a Bearer Security shall occur only outside the United States; and PROVIDED FURTHER that no definitive Bearer Security will be issued if the Company has reason to know that any such certificate is false.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Security Registrar or the

Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Securities, other than exchanges of Securities expressly provided in this Indenture to be made at the Company's own expense or without expense or without charge to the Holders.

     The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any particular series to be redeemed for a period of fifteen days preceding the first publication of the relevant notice of redemption or, if Registered Securities are outstanding and there is no publication, the mailing of the relevant notice of redemption of Securities of such series selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of such Registered Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of like tenor and terms of that series, PROVIDED that such Registered Security shall be simultaneously surrendered for redemption.

     Notwithstanding anything herein to the contrary, the exchange of Bearer Securities into Registered Securities shall be subject to applicable laws and regulations in effect at the time of exchange; neither the Company, the Trustee nor the Security Registrar shall exchange any Bearer Securities into Registered Securities if it has received an Opinion of Counsel that as a result of such exchanges the Company would suffer adverse consequences under the United States Federal income tax laws and regulations then in effect and the Company has delivered to the Trustee a Company Order directing the Trustee not to make such exchanges thereafter unless and until the Trustee receives a subsequent Company Order to the contrary. The Company shall deliver copies of such Company Orders to the Security Registrar.

SECTION 306. MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

     If (i) any mutilated Security or Security with a mutilated coupon is surrendered to a Paying Agent outside the United States or, in the case of a Registered Security, to the Trustee or (ii) the Company and the Trustee receive evidence to their satisfaction of the loss, destruction or theft of any Security or coupon together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them or any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor (together with all coupons not destroyed, lost or stolen) a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding with coupons corresponding to any coupons appertaining to the surrendered Security; provided, that any such Bearer Security will be delivered only in compliance with Section 303, 304 and 305, as applicable.

     In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to such mutilated, destroyed, lost or stolen Security or to the Security to which such mutilated, destroyed, lost or stolen coupon appertains, pay such Security or coupon; PROVIDED, HOWEVER, that payment of principal of (and premium, if any) and interest, if any, on Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 301, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

     Upon the issuance of any new Security or coupon under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security of any series, with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series and their coupons, if any, duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

SECTION 307. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED; OPTIONAL INTEREST RESET.

     (a) Except as otherwise specified with respect to a series of Securities in accordance with the provision of Section 301, interest, if any, on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; PROVIDED, HOWEVER, that each installment of interest, if any, on any Registered Security may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 309, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee inside the United States.

          Unless otherwise provided as contemplated by Section 301 with respect to the Securities of any series, payment of interest, if any, may be made, in the case of a Bearer Security, at the Holder's option by (i) check in the Currency designated for such payment pursuant to the terms of the Bearer Security presented or mailed to an address outside the United States or (ii) transfer to an account in such Currency maintained by the payee with a bank located outside the United States.

          Unless otherwise provided as contemplated by Section 301, every permanent Global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to each of Euroclear and CEDEL with respect to that portion of such permanent Global Security held for its account by the Depositary, for the purpose of permitting each of Euroclear and CEDEL to credit the interest, if any, received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

          In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

          Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, any interest on any Registered Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2). In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

          (2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     (b) The provisions of this Section 307(b) may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301). The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Company on the date or dates specified on the face of such Security (each an "Optional Reset Date"). The Company may exercise such option with respect to such Security by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date for such Security. Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of any such Security a notice (the "Reset Notice") indicating whether the Company has elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of such Security (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

          Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of any such Security. Such notice shall be irrevocable. All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).

          The Holder of any such Security will have the option to elect repayment by the Company of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article Thirteen for repayment at the option of Holders except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender or repayment until the close of business on the tenth day before such Optional Reset Date.

          Subject to the foregoing provisions of this Section 307 and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. OPTIONAL EXTENSION OF MATURITY.

          The provisions of this Section 308 may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301). The Stated Maturity of any Security of such series may be extended at the option of the Company for the period or periods specified on the face of such Security (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth on the face of such Security. The Company may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the "Original Stated Maturity"). If the Company exercises such option, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of any such Security not later than 40 days prior to the Original Stated Maturity a notice (the "Extension Notice") indicating (i) the election of the Company to extend the Stated Maturity, (ii) the new Stated Maturity, (iii) the interest rate, if any, applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period. Upon the Trustee's transmittal of the Extension Notice, the Stated Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.

          Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate to the Holder of any such Security. Such notice shall be irrevocable. All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate.

          If the Company extends the Stated Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Company on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order to obtain repayment on the Original Stated Maturity once the Company has extended the Stated Maturity thereof, the Holder must follow the procedures set forth in Article Thirteen for repayment at the option of Holders, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day before the Original Stated Maturity.

SECTION 309. PERSONS DEEMED OWNERS.

          Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 305 and 307) any interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Security or impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

SECTION 310. CANCELLATION.

          All Securities and coupons surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other

Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities and coupons held by the Trustee shall be disposed of as directed by a Company Order.

SECTION 311. COMPUTATION  OF INTEREST.

          Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 312. CURRENCY AND MANNER OF PAYMENTS IN RESPECT OF SECURITIES.

     (a)  Unless otherwise specified with respect to any Securities pursuant to
Section 301, with respect to Registered Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, and with respect to Bearer Securities of any series, except as provided in paragraph (d) below, payment of the principal of (and premium, if any) and interest, if any, on any Registered or Bearer Security of such series will be made in the Currency in which such Registered Security or Bearer Security, as the case may be, is payable. The provisions of this Section 312 may be modified or superseded with respect to any Securities pursuant to Section 301.

     (b) It may be provided pursuant to Section 301 with respect to Registered Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (or premium, if any) or interest, if any, on such Registered Securities in any of the Currencies which may be designated for such election by delivering to the Trustee for such series of Registered Securities a written election with signature guarantees and in the applicable form established pursuant to Section 301, not later than the close of business on the Election Date (as defined below) immediately preceding the applicable payment date. If a Holder so elects to receive such payments in any such Currency, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee for such series of Registered Securities (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Registered Security of such series with respect to which an Event of Default has occurred or with respect to which the

Company has deposited funds pursuant to Article Four or Fifteen or with respect to which a notice of redemption has been given by the Company or a notice of option to elect repayment has been sent by such Holder or such transferee). Any Holder of any such Registered Security who shall not have delivered any such election to the Trustee of such series of Registered Securities not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant Currency as provided in
Section 312(a). The Trustee for each such series of Registered Securities shall notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Registered Securities for which Holders have made such written election.

     (c) Unless otherwise specified pursuant to Section 301, if the election referred to in paragraph (b) above has been provided for pursuant to Section 301, then, unless otherwise specified pursuant to Section 301, not later than the fourth Business Day after the Election Date for each payment date for Registered Securities of any series, the Exchange Rate Agent will deliver to the Company a written notice specifying the Currency in which Registered Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Registered Securities to be paid on such payment date, specifying the amounts in such Currency so payable in respect of the Registered Securities as to which the Holders of Registered Securities denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to Section 301 and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 301, on the second Business Day preceding such payment date the Company will deliver to the Trustee for such series of Registered Securities an Exchange Rate Officer's Certificate in respect of the Dollar or Foreign Currency or Currencies amount receivable by Holders of Registered Securities who have elected payment in a Currency as provided in paragraph (b) above. Such amounts shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the second Business Day (the "Valuation Date") immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

     (d) If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of (and premium, if any) and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency occurring after the last date on which such Foreign Currency was used (the "Conversion Date"), the Dollar shall be the currency of payment for use on each such payment date. Unless otherwise specified pursuant to Section 301, the Dollar amount to be paid by the Company to the Trustee of each such series of Securities and by such Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a currency unit, the Dollar

Equivalent of the Foreign Currency (as defined below) or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit (as defined below), in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

     (e) Unless otherwise specified pursuant to Section 301, if the Holder of a Registered Security denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) of this Section 312.

     (f) "Dollar Equivalent" when used with respect to any Foreign Currency shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

     (g) "Dollar Equivalent" when used with respect to any Currency Unit shall be determined by the Exchange Rate Agent and subject to the provisions of paragraph (h) below shall be the sum of each amount obtained by converting the Specified Amount (as defined below) of each Component Currency (as defined below) into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

     (h) For purposes of this Section 312, the following terms shall have the following meanings:

          A "COMPONENT CURRENCY" shall mean any currency which, on the Conversion Date, was a Component Currency of the relevant currency unit, including, but not limited to, the ECU. A "SPECIFIED AMOUNT" of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit, including, but not limited to, the ECU, on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the

     Specified Amount of such Component Currency shall be replaced by amounts of such two or more currencies, having an aggregate Dollar Equivalent value at the Market Exchange Rate on the date of such replacement equal to the Dollar Equivalent of the Specified Amount of such former Component Currency at the Market Exchange Rate immediately before such division, and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies. If, after the Conversion Date of the relevant currency unit, including, but not limited to, the ECU, a Conversion Event (other than any event referred to above in this definition of "Specified Amount") occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

          "Election Date" shall mean the Regular Record Date for the applicable series of Registered Securities or at least 16 days prior to Maturity, as the case may be, or such other prior date for any series of Registered Securities as specified pursuant to Section 301(14) by which the written election referred to in Section 312(b) may be made.

     All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee for the appropriate series of Securities and all Holders of such Securities denominated or payable in the relevant Currency. The Exchange Rate Agent shall promptly give written notice to the Company and the Trustee for the appropriate series of Securities of any such decision or determination.

     In the event that the Company determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Company will immediately give written notice thereof to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 106 to the affected Holders) specifying the Conversion Date. In the event the Company so determines that a Conversion Event has occurred with respect to the ECU or any other currency unit in which Securities are denominated or payable, the Company will immediately give written notice thereof to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 106 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event the Company determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified Amount above has occurred, the

Company will similarly give written notice to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 106 to the affected Holders).

     The Trustee of the appropriate series of Securities shall be fully justified and protected in relying and acting upon information received by it from the Company and the Exchange Rate Agent and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Company or the Exchange Rate Agent.

SECTION 313. APPOINTMENT AND RESIGNATION OF SUCCESSOR EXCHANGE RATE AGENT.

     (a) Unless otherwise specified pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent. The Company will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 301 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the issued Foreign Currency into the applicable payment Currency for the payment of principal (and premium, if any) and interest, if any, pursuant to Section 312.

     (b) No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Company and the Trustee of the appropriate series of Securities accepting such appointment executed by the successor Exchange Rate Agent.

     (c) If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that, unless otherwise specified pursuant to
Section 301, at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Company on the same date and that are initially denominated and/or payable in the same Currency).

SECTION 314. CUSIP NUMBERS.

          The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall indicate the "CUSIP" numbers of the Securities in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

SECTION 315. CERTIFICATION BY A PERSON ENTITLED TO DELIVERY OF BEARER SECURITY.

          Whenever any provision of this Indenture or a Security contemplates that certification be given by a Person entitled to delivery of a Bearer Security, such certification shall be provided substantially in the form of Exhibit A-1 and, if applicable, A-2 hereto, with only such changes as shall be approved by the Company and consented to by the Trustee whose consent shall not unreasonably be withheld.

SECTION 316.  JUDGMENTS.

          The Company may provide, pursuant to Section 301, for the Securities of any series that, to the fullest extent possible under applicable law and except as may otherwise be specified as contemplated in Section 301, (a) the obligation, if any, of the Company to pay the principal of (and premium, if any) and interest on the Securities of any series and any appurtenant coupons in a Foreign Currency, composite Currency or Dollars (the "Designated Currency") as may be specified pursuant to Section 301 is of the essence and agrees that judgments in respect of such Securities shall be given in the Designated Currency; (b) the obligation of the Company to make payments in the Designated Currency of the principal of (and premium, if any) and interest on such Securities and any appurtenant coupons shall notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and cost of exchange) in the country of issue of the Designated Currency in the case of Foreign Currency or Dollars or in the international banking community in the case of a composite currency on the Business Day immediately following the day of such payment; (c) if the amount in the Designated Currency that may be purchased falls short of the amount originally due for any reason, the Company shall pay such additional amounts needed to compensate for any short fall; and (d) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401. SATISFACTION AND DISCHARGE OF INDENTURE.

          This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and rights to receive payments of principal (and premium, if any) and interest thereon and any right to receive additional amounts, as provided in Section 1005), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (1)  either

               (A) all Securities theretofore authenticated, issued and delivered and all coupons appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered in exchange for Registered Securities and maturing after such exchange, surrender of which is not required or has been waived as provided in Section 305; (ii) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in
Section 306; (iii) coupons appertaining to Bearer Securities called for redemption or surrendered for repayment and maturing after the relevant Redemption Date or Repayment Date, as appropriate, surrender of which has been waived as provided in Section 1106 or 1303; and (iv) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003), have been delivered to the Trustee for cancellation; or

               (B) all such Securities and, in the case of (B) (i) or (ii) below, any coupons appertaining thereto, not theretofore delivered to the Trustee for cancellation

                    (i)   have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity within one year, or

                    (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (B) (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on such Securities and such coupons not theretofore delivered to the Trustee for cancellation, for principal (and any premium , if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, or any Repayment Dates as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. APPLICATION OF TRUST MONEY.

     (a) Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 or 1504 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

     (b) If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article Four with respect to the Securities of any series by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article Four with respect to Securities of such series until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to this Section 402 with respect to Securities of such series in accordance with this Article Four; provided, however, that if the Company makes any payment of principal (or premium, if any) or interest on any Security of such series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Securities of such series to receive payment from the money so held in trust.

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.   EVENTS OF DEFAULT.

     An "Event of Default" with respect to Securities of any series occurs if:

     (1) the Company defaults in the payment of any installment of interest upon any Security of that series or of any coupon appertaining thereto when it becomes due and payable, and continuance of such default for a period of 30 days, whether or not such payment shall be prohibited by Article Sixteen; or

     (2) the Company defaults in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity, whether or not such payment shall be prohibited by Article Sixteen; or

     (3) the Company defaults in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series, whether or not such payment shall be prohibited by Article Sixteen; or

     (4) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and such failure continues for 60 days after receipt by the Company of a Notice of Default; or

     (5) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding-up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 consecutive days; or

     (6) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

     (7) any other Event of Default as provided with respect to Securities of any particular series occurs.

     "BANKRUPTCY LAW" means Title 11, United States Code, or any similar Federal
or state law for the relief of debtors.      "CUSTODIAN" means any receiver,
trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clause (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the Outstanding Securities for that series notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (4) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a Notice of Default.

SECTION 502.   ACCELERATION.

     If an Event of Default with respect to Securities of any series at the time Outstanding (other than an Event of Default specified in Section 504(5) or (6)) occurs and is continuing, then in every such case the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Outstanding Securities of that series by notice to the Company and the Trustee, may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount of such Securities as may be specified in the terms hereof) of all of the Outstanding Securities of that series to be immediately due and payable. Upon any such declaration, such principal amount (or specified amount) shall be due and payable immediately. If an Event of Default specified in Section 501(5) or
(6) occurs and is continuing, the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount of such Securities as may be specified in the terms hereof) of all of the Outstanding Securities of that series shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of that series. The Holders of a majority of the principal amount of the Outstanding Securities of that series, by notice to the Trustee (and without notice to any other Holder of that series) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the amounts specified in Section 501(1) or (2) that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 607 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 503.   OTHER REMEDIES.

     If an Event of Default with respect to Securities of any series at the time outstanding

(such Securities being referred to herein as "Defaulted Securities") occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal (and premium, if any) and interest, if any, or to enforce the performance of any provision of the Defaulted Securities or this Indenture.

     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Defaulted Securities or does not produce any of the Defaulted Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 504.   WAIVER OF PAST DEFAULTS.

     The Holders of a majority in principal amount of the Outstanding Defaulted Securities by notice to the Trustee (and without notice to any other Holder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 501(1) or (2), or (2) a Default in respect of a provision that under Section 902 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 504 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 505.   CONTROL BY MAJORITY.

     The Holders of a majority in principal amount of the Outstanding Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders of that series or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 505 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 506.   LIMITATION ON SUITS.

     A Holder may not pursue any remedy with respect to this Indenture or the Securities of a series or any related coupons unless:

          (1) the Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in principal amount of the Outstanding

     Securities of that series make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

          (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Outstanding Securities of that series do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Holder of any Outstanding Securities of any series may not use this Indenture to prejudice the rights of any other Holder of Outstanding Securities of the same series or to obtain a preference or priority over any other Holder of Outstanding Securities of the same series.

SECTION 507.   RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, but subject to Article Sixteen, the right of any Holder to receive payment of the principal (and premium, if any) or interest, if any, in respect of the Securities held by such Holder, on or after the Stated Maturity or to bring suit for the enforcement of any such payment on or after such Stated Maturity shall not be impaired or affected adversely without the consent of each such Holder.

SECTION 508.   COLLECTION SUIT BY TRUSTEE.

     If an Event of Default described in Section 501(1), (2) or (3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Defaulted Securities and the amounts provided for in Section 607; subject, however, to Article Sixteen.

SECTION 509.   TRUSTEE MAY FILE PROOFS OF CLAIM.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of a series or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal (and premium, if any) or interest, if any, in respect of the Securities of that series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of the principal (or in the case of Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be provided in the terms thereof) (and premium, if any) or interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder of Securities of that series to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities of that series, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 607.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 510.   PRIORITIES.

     If the Trustee collects any money pursuant to this Article Five in respect of a series of Securities, it shall pay out the money in the following order:

          FIRST:   to the Trustee for amounts due under Section 607;

          SECOND:   to holders of Senior Debt to the extent required by Article
     Sixteen;

          THIRD: to Holders for amounts due and unpaid on the Securities of that series for the principal (and premium, if any) or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities of that series. The Holders of each series of Securities denominated in ECU, any other composite Currency or a Foreign Currency and any matured coupons relating thereto shall be entitled to receive a ratable portion of the amount determined by the Exchange Rate Agent by converting the principal amount Outstanding of such series of Securities and matured but unpaid interest on such series of Securities in the Currency in which such series of Securities is denominated into Dollars at the Exchange Rate as of the date of declaration of acceleration of the Maturity of the Securities; and

          FOURTH:  the balance, if any, to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 510. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 511.   UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 511 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 507 or a suit by Holders of more than 10% in principal amount of the Outstanding Securities of that series. This Section 511 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture as permitted by the TIA.

Section 512.   WAIVER OF STAY, EXTENSION OR USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal (and premium, if any) or any interest on any such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such laws and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION 601. CERTAIN DUTIES AND RESPONSIBILITIES.

     The duties and responsibilities of the Trustee shall be as provided by
Section 315 of the Trust Indenture Act and this Indenture. Except during the continuance of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

SECTION 602. NOTICE OF  DEFAULTS.

     If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by Section 315(b) of the Trust Indenture Act; PROVIDED, HOWEVER, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 602, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603. CERTAIN RIGHTS OF TRUSTEE.

     Subject to the provisions of Section 601:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any instruction, request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) before the Trustee acts or refrains from acting, the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officers' Certificate, or other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if advanced by the Trustee, shall be repaid by the Company upon demand;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys reasonably acceptable to the Company and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (h) the Trustee shall not be responsible for the computation of any adjustment to the Conversion Price or for any determination as to whether an adjustment is required;

          (i) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

          (j) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

          (k) the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company;

          (l) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default; and

          (m) except for (i) a default under Section 501(1) or (2) hereof, or
     (ii) any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

SECTION 604. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

     The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, and in any coupons, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or any coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the

Company of Securities or the proceeds thereof.

SECTION 605. MAY HOLD SECURITIES.

     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606. MONEY HELD IN TRUST.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed to in writing by the Company and the Trustee.

SECTION 607. COMPENSATION AND REIMBURSEMENT.

     The Company agrees:

          (1) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The obligations of the Company under this Section 607 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Securities, and the Securities are hereby subordinated to such prior claim.
When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Article Five hereof, the expenses (including reasonable fees and expenses of its counsel) and the compensation for the service in connection therewith are intended to constitute expense of administration under any applicable bankruptcy law.

     The Trustee shall give the Company notice of any claim or liability for which the Trustee might be entitled to indemnification under subparagraph (3) of this Section 607 within a reasonable amount of time after a trust officer of the Trustee becomes aware of such claim or liability.

SECTION 608. DISQUALIFICATION; CONFLICTING INTERESTS.

     If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under the Indentures, dated as of September 1, 1989 and September 1, 1993, between the Company and the Trustee. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act.

SECTION 609. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

     There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to Section 310(a) of the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office is in the Borough of Manhattan, The City of New York, New York or in the City of Chicago, Illinois. The Trustee hereby represents and warrants that it is currently in compliance and at all times will remain in compliance with the foregoing requirements of this Section 609. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Affiliate of the Company shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

     No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

     The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

     If at any time:

          (1) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 608 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

          (4) the Trustee shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, or the Trustee, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

     If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, or the Trustee, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

     In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

     In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

     Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first two paragraphs of this Section 611, as the case may be.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article and under the Trust Indenture Act.

SECTION 612. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article and under the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of Section 311(a) of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor), excluding any creditor relationships described in Section 311(b) of the Trust Indenture Act.
A Trustee who resigned or has been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

SECTION 614. APPOINTMENT OF AUTHENTICATING AGENT.

     The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 614, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 614.

     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

     If an appointment with respect to one or more series is made pursuant to this Section 614, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                                  ------------------------------
                                                  AS TRUSTEE

                                                  BY
                                                  ------------------------------
                                                  AS AUTHENTICATING AGENT

                                                  BY
                                                  ------------------------------
                                                  AUTHORIZED OFFICER


                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

     The Company will furnish or cause to be furnished to the Trustee:

          (a) semi-annually, not later than 15 days after each Regular Record Date for each series of Securities at the time Outstanding, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities of such series as of the preceding Regular Record Date (or a date to be determined pursuant to Section 301 for Original Issue Discount Securities), and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

EXCLUDING from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702. PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

     The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Registered Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished. The Trustee shall preserve for at least two years the names and addresses of Holders of Bearer Securities filed with the Trustee by such Holders.

     The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by Section 312(b) of the Trust Indenture Act.

     Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703. REPORTS BY TRUSTEE.

     The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to Section 313 of the Trust Indenture Act at the times and in the manner provided pursuant thereto, if so required.

     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

SECTION 704. REPORTS BY COMPANY.

     The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to Section 314(a) of the Trust Indenture Act at the times and in the manner provided pursuant to the TIA; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

     The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company, unless:

          (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

          (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary to effectively secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

          (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802. SUCCESSOR PERSON SUBSTITUTED.

     Upon any consolidation of the Company with, or merger of the Company into any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities and coupons. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and the discharge and release of the Company.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

SECTION 901. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

     Without the consent of any Holders of Securities or coupons, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities or coupons (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

     (3) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series of Securities, stating that such Events of Default are expressly being included solely to be applicable to such series): or

     (4) to add to, change or eliminate any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal (or premium, if any) on Registered Securities or of principal (or premium, if any) or any interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form; PROVIDED that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

          (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, PROVIDED that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such

     Security with respect to such provision or (ii) shall become effective only when there is no Outstanding Security; or

          (6) to secure the Securities pursuant to the requirements of Section 1010 or otherwise; or

          (7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

          (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

          (9) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; PROVIDED THAT such action pursuant to this clause (9) shall not adversely affect the interests of the Holders of Securities of any series or any appurtenant coupons in any material respect; or

          (10) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

SECTlON 902. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

     With the consent of the Holders of not less than 662/3% in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall without the consent of the Holder of each Outstanding Security affected thereby:

          (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof (or premium, if any) or the rate of interest thereon or [any premium payable upon the redemption thereof, or] repayment thereof, or change any obligation of the Company to pay additional amounts pursuant to
     Section 1005 (except as contemplated by Section 801(1) and permitted by Section 901(1)) or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the Currency in which, any Security (or premium, if any) or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date, as applicable); or

          (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture or reduce the quorum or voting requirements of Section 1404; or

          (3) modify any of the provisions of this Section 902, Section 513 or
     Section 1010, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, PROVIDED, HOWEVER, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section 902 and Section 1010, or the deletion of this proviso, in accordance with the requirements of
     Section 611 and 901(8); or

          (4) modify any of the provisions of this Indenture relating to the subordination of the Securities in a manner adverse to the Holders without the consent of all Holders.

     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

     A supplemental indenture may not make any change that adversely affects the rights under Article Sixteen of any holder of Senior Debt then outstanding unless the requisite holders of such Senior Debt consent to such change pursuant to the terms of such Senior Debt.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof

SECTION 903. EXECUTION OF SUPPLEMENTAL INDENTURES.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTlON 904. EFFECT OF SUPPLEMENTAL INDENTURES.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. CONFORMITY WITH TRUST INDENTURE ACT.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906. REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

     Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities to such series.

SECTION 907.  NOTICE OF SUPPLEMENTAL INDENTURE.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 902, the Company shall transmit to the Holders a notice setting forth the substance of such supplemental indenture.

                                   ARTICLE TEN

                                    COVENANTS

Section 1001. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

     The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities, any appurtenant coupons and this Indenture. Any interest due on Bearer Securities on or before Maturity, other than additional amounts, if any, payable as provided in Section 1005 in respect of principal of (or premium, if any, on) such a Security, shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. Unless otherwise specified with respect to Securities of any series pursuant to Section 301, at the option of the Company, all payments of principal may be paid by check to the registered Holder of the Registered Security or other person entitled thereto against surrender of such Security. Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

SECTION 1002. MAINTENANCE OF OFFICE OR AGENCY.

     The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series (but, except as otherwise provided below, unless such Place of Payment is located outside the United States, not Bearer Securities) may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain, subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for such series which is located outside the United States where Securities of such series and the related coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Securities of such series pursuant to Section 1005); PROVIDED, HOWEVER, that if the Securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of such series are listed on such exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Bearer Securities of that series pursuant to Section 1005) at the place specified for the purpose pursuant to Section 301(5).

     No payment of principal of, (or premium, if any) or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; PROVIDED, HOWEVER, payment of principal of and any premium and interest denominated in Dollars (including additional amounts payable in respect thereof) on any Bearer Security may be made at an office or agency of, and designated by, the Company located in the United States if (but only if) payment of the full amount of such principal, premium, interest or additional amounts in Dollars at all offices outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions and the Trustee receives an Opinion of Counsel that such payment within the United States is legal. Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, at the option of the Holder of any Bearer Security or related coupon, payment may be made by check in the Currency designated for such payment pursuant to the terms of such Bearer Security presented or mailed to an address outside the United States or by transfer to an account in such Currency maintained by the payee with a bank located outside the United States.

     The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST

     If the Company, a Subsidiary or any of their respective Affiliates, shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of (or premium, if any) or interest on any Securities of that series, and any appurtenant coupons, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series and any appurtenant coupons, and upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Security of any series or any related coupons and remaining unclaimed for two years after such principal (or premium) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.  PURCHASE OF SECURITIES BY COMPANY OR SUBSIDIARY.

     If and so long as the Securities of a series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland and such stock exchange shall so require, the Company will not, and will not permit any Subsidiary to, purchase any Securities of that series by private treaty at a price (exclusive of expenses and accrued interest) which exceeds 120% of the mean of the nominal quotations of the Securities of that series as shown in The Stock Exchange Daily Official List for the last trading day preceding the date of purchase.

SECTION 1005.  PAYMENT OF ADDITIONAL AMOUNTS.

     If the Securities of a series provide for the payment of additional amounts, the Company will pay to the Holder of any Security of any series or any coupon appertaining thereto additional amounts upon the terms and subject to the conditions provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (or premium, if any) or interest on, or in respect of, any Security of any series, of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in the terms of such Securities and this Section 1005 to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

     If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal (and premium, if any) is made), and at least 10 days prior to each date of payment of principal (and premium, if any) or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Company's Paying Agent or Paying Agents, if other than the Trustee, with an Officer's Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of (and premium, if any) or interest on the Securities of that series shall be made to Holders of Securities of that series or the related coupons who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or coupons and the Company will pay to the Trustee or such Paying Agent the additional amounts, if any, required by the terms of such Securities and the first paragraph of this Section 1005. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section 1005.

SECTION 1006. STATEMENT BY OFFICERS AS TO DEFAULT.

     (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of force provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

     (b) The Company shall deliver to the Trustee as soon as possible, and in any event within five days after the Company becomes aware or should reasonably have become aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default, the period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

SECTION 1007. EXISTENCE.

     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1008. MAINTENANCE OF PROPERTIES.

     The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 1008 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTlON 1009. PAYMENT OF TAXES AND OTHER CLAIMS.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1010. LIMITATION ON LIENS.

     The Company will not itself, and will not permit any Domestic Subsidiary to, incur, issue, assume, or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (notes, bonds, debentures or other similar evidences of indebtedness for money borrowed being hereinafter in this Article called "Debt"), secured by a pledge of, or mortgage or lien on, any Principal Property of the Company or any Domestic Subsidiary, or any shares of stock of or Debt of any Domestic Subsidiary (mortgages, pledges and liens being hereinafter in this Article called "Mortgage" or "Mortgages"), without effectively providing that the Securities (together with, if the Company shall so determine, any other Debt of the Company or such Domestic Subsidiary then existing or thereafter created which is not subordinate to the Securities) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless after giving effect thereto, the aggregate amount of all such secured Debt plus all Attributable Debt of the Company and its Domestic Subsidiaries in respect of sale and leaseback transactions (as defined in Section 1011) would not exceed 5% of the Consolidated Net Tangible Assets; PROVIDED, HOWEVER, that this Section shall not apply to, and there shall be excluded from secured Debt in any computation under this Section, Debt secured by:

          (1) Mortgages on property of, or on any shares of stock of or Debt of, any corporation which Mortgages are existing at the time such corporation becomes a Domestic Subsidiary or at the time it is merged into or consolidated with the Company or any Domestic Subsidiary;

          (2) Mortgages in favor of the Company or any Domestic Subsidiary;

          (3) Mortgages in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

          (4) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation);

          (5) Mortgages on property, shares of stock or Debt to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property or shares or Debt, the completion of any construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost thereof; and

          (6) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part of any Mortgage referred to in the foregoing clauses (1) to (5), inclusive; PROVIDED, that such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property).

SECTION 1011. LIMITATION ON SALES AND LEASEBACKS.

     The Company will not itself, and it will not permit any Domestic Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Domestic Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or a Domestic Subsidiary for a period, including renewals, in excess of three years of any Principal Property which has been or is to be sold or transferred, more than 180 days after the completion of construction and commencement of full operation thereof, by the Company or such Domestic Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "sale and leaseback transaction") unless either

          (1) the Company or such Domestic Subsidiary could create Debt secured by a Mortgage pursuant to Section 1010 on the Principal Property to be leased in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the Securities, or

          (2) the Company within 120 days after the sale or transfer shall have been made by the Company or by a Domestic Subsidiary, applies an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased at the time of entering into such arrangement (as determined by any two of the following: Vice Chairman of the Board and Chief Executive Officer, President, any Vice President or Treasurer) to the retirement of Funded Debt of the Company; PROVIDED, that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (a) the principal amount of any Securities delivered within 120 days after such sale to the Trustee for retirement and cancellation, and (b) the principal amount of Funded Debt, other than Securities, voluntarily retired by the Company within 120 days after such sale. Notwithstanding the foregoing, no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

SECTION 1012. WAIVER OF CERTAIN COVENANTS.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1010 and 1011 with respect to the

Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 1101.  APPLICABILITY OF ARTICLE.

     Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

SECTION 1102. ELECTION TO REDEEM; NOTICE TO TRUSTEE.

     The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

SECTlON 1103. SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

     Except as otherwise specified or contemplated by Section 301 for Securities of any series, if less than all the Securities of any series are to be redeemed (unless all of the Securities of such series and of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). If less than all of the Securities of such series and of a specified tenor are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTlON 1104. NOTICE OF REDEMPTION.

     Notice of redemption shall be given in the manner provided in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

All notices of redemption shall state:

          (1) the Redemption Date,

          (2) the Redemption Price,

          (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

          (4) that, on the Redemption Date, the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

          (5) the Place or Places of Payment where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any,

          (6)  that the redemption is for a sinking fund, if such is the case,

          (7) that Bearer Securities may be surrendered for payment only at such place or places outside of the United States, except as otherwise specified in
     Section 1002 and unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee for such series and any Paying Agent is furnished,

          (8) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the Company, on which such exchanges may be made, and

          (9)  the CUSIP number of such Security, if any.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

     Failure to give such notice to the Holder of any Security or any defect in such notice given to the Holder of any Security shall not affect the validity of the proceedings for any other Security or part thereof.

SECTION 1105. DEPOSIT OF REDEMPTION PRICE.

     Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the Currency in which such Securities are payable sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106. SECURITIES PAYABLE ON REDEMPTION DATE.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States except as otherwise provided in Section 1002) and PROVIDED FURTHER, that, unless otherwise specified in Section 301, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Registered Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Bearer Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted without
interest thereon; PROVIDED, HOWEVER,  that   interest represented by coupon
shall be payable only upon presentation and surrender of those coupons at an office or agency located outside of the United States except as otherwise provided in Section 1002.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1107. SECURITIES REDEEMED IN PART.

     Any Registered Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE TWELVE

                                  SINKING FUNDS

SECTION 1201. APPLICABILITY OF ARTICLE.

     The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1202. SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

     The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption), together with any unmatured coupons appertaining to any Bearer Securities of such series, and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; PROVIDED THAT such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTlON 1203. REDEMPTION OF SECURITIES FOR SINKING FUND.

     Not less than 60 days prior to each sinking fund payment date for any series of Securities (unless a shorter period is satisfactory to the Trustee), the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 nor more than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date (unless a shorter period is satisfactory to the Trustee) in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

                                ARTICLE THIRTEEN

                       REPAYMENT AT THE OPTION OF HOLDERS

SECTION 1301.  APPLICABILITY OF ARTICLE.

     Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with their terms and (except as otherwise specified pursuant to Section 301 for Securities of such series) in accordance with this Article.

SECTION 1302.  REPAYMENT OF SECURITIES.

     Each Security which is subject to repayment in whole or in part at the option of the Holder thereof on a Repayment Date shall, unless otherwise provided in its terms, be repaid at the applicable Repayment Price together with interest accrued to such Repayment Date as specified pursuant to Section 301.

SECTION 1303.  EXERCISE OF OPTION; NOTICE.

     Each Holder desiring to exercise such Holder's option for repayment shall, as conditions to such repayment, surrender the Security to be repaid in whole or in part together with written notice of the exercise of such option at any office or agency of the Company in a Place of Payment, not less than 30 nor more than 45 days prior to the Repayment Date; PROVIDED, HOWEVER, that surrender of Bearer Securities together with written notice of exercise of such option shall be made at an office or agency located outside the United States except as otherwise provided in Section 1002. Such notice, which shall be irrevocable, shall specify the principal amount of such Security to be repaid, which shall be equal to the minimum authorized denomination for such Security or an integral multiple thereof, and shall identify the Security to be repaid and, in the case of a partial repayment of the Security, shall specify the denominations of the Security or Securities of the same series to be issued to the Holder for the portion of the principal of the Security surrendered which is not to be repaid.

     If any Bearer Security surrendered for repayment shall not be accompanied by all unmatured coupons and all matured coupons in default, such Bearer Security may be paid after deducting from the Repayment Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Repayment Price, such Holder shall be entitled to receive the amount so deducted without interest thereon; PROVIDED, HOWEVER, that interest represented by coupons shall be payable only at an office or agency located outside the United States except as otherwise provided in Section 1002.

     The Company shall execute and the Trustee shall authenticate and deliver without service charge to the Holder of any Registered Security so surrendered a new Registered Security or Securities of the same series, of any authorized denomination specified in the foregoing notice, in an aggregate principal amount equal to any portion of the principal of the Registered Security so surrendered which is not to be repaid.

     The Company shall execute and the Trustee shall authenticate and deliver without service charge to the Holder of any Bearer Security so surrendered a new Registered Security or Securities or new Bearer Security or Securities (and all appurtenant unmatured coupons and matured coupons in default) or any combination thereof of the same series of any authorized denomination or denominations specified in the foregoing notice, in an aggregate principal amount equal to any portion of the principal of the Security so surrendered which is not to be paid; PROVIDED, HOWEVER, that the issuance of a Registered Security therefor shall be subject to applicable laws and regulations in effect at the time of the exchange; neither the Company, the Trustee nor the Security Registrar shall issue Registered Securities for Bearer Securities if it has received an Opinion of Counsel that as a result of such issuance the Company would suffer adverse consequences under the United States Federal income tax laws then in effect and the Company has delivered to the Trustee a Company Order directing the Trustee not to make such issuances thereafter unless and until the Trustee receives a subsequent Company Order to the contrary. The Company shall deliver copies of such Company Order to the Security Registrar.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the repayment of Securities shall relate, in the case of any Security repaid or to be repaid in part, to the portion of the principal of such Security which has been or is to be repaid.

SECTION 1304.  ELECTION OF REPAYMENT BY REMARKETING ENTITIES.

     The Company may elect with respect to Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity, at any time prior to any Repayment Date to designate one or more Remarketing Entities to purchase, at a price equal to the Repayment Price, Securities of such series from the

Holders thereof who give notice and surrender their Securities in accordance with Section 1303.

SECTION 1305.  SECURITIES PAYABLE ON THE REPAYMENT DATE.

     Notice of exercise of the option of repayment having been given and the Securities so to be repaid having been surrendered as aforesaid, such Securities shall, unless purchased in accordance with Section 1304, on the Repayment Date become due and payable at the price therein specified and from and after the Repayment Date such Securities shall cease to bear interest and shall be paid on the Repayment Date, and the coupons for such interest appertaining to Bearer Securities so to be repaid, except to the extent provided above, shall be void, unless the Company shall default in the payment of such price in which case the Company shall continue to be obligated for the principal amount of such Securities and shall be obligated to pay interest on such principal amount at the rate borne by such Securities from time to time until payment in full of such principal amount.

                                ARTICLE FOURTEEN

                        MEETINGS OF HOLDERS OF SECURITIES

SECTION 1401.  PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

     If Securities of a series are issuable in whole or in part as Bearer Securities, a meeting of Holders of Securities of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Securities of such series.

SECTION 1402.  CALL, NOTICE AND PLACE OF MEETINGS.

     (a) The Trustee may at any time call a meeting of Holders of Securities of any series issuable as Bearer Securities for any purpose specified in
Section 1401, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in London as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in
Section 106, not less than 21 no more than 180 days prior to the date fixed for the meeting.

     (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1401, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

SECTION 1403.  PERSONS ENTITLED TO VOTE AT MEETINGS.

     To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 1404.  QUORUM; ACTION.

     The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of securities of such series; PROVIDED, HOWEVER, that if any action is to be taken at such meeting with respect to a consent which this Indenture expressly provides may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of a series, the Persons entitled to vote 66 2/3% in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at
the request of Holders of Securities of such series, be dissolved.   In the
absence of a quorum in any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairperson of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairperson of the meeting prior to the adjournment of such adjourned meeting. Notice of this reconvening of any adjourned meeting shall be given as provided in Section 1402(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

     Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of majority in principal amount of the Outstanding Securities of that series, PROVIDED, HOWEVER, that, except as limited by the proviso to Section 902, any resolution with respect to any consent or waiver which this Indenture expressly provides may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of 66 2/3% in principal amount of the Outstanding Securities of that series; and PROVIDED, FURTHER, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

     Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.


SECTION 1405.  DETERMINATION OF VOTING RIGHTS;  CONDUCT AND ADJOURNMENT OF
MEETINGS.

     (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or, in the case of Bearer Securities, by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in
Section 104 or other proof.

     (b) The Trustee shall, by an instrument in writing, appoint a temporary chairperson of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1402(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairperson. A permanent chairperson and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

     (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1.00 principal amount (or the equivalent in ECU, any other composite currency or a Foreign Currency) of Securities of such series held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairperson of the meeting not to be Outstanding. The chairperson of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

     (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1402 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at a meeting; and the meeting may be held as so adjourned without further notice.

SECTION 1406.  COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

     The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairperson of the meeting shall appoint two inspectors of vote who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1402 and, if applicable, Section 1401. Each copy shall be signed and verified by the affidavits of the permanent chairperson and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                 ARTICLE FIFTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1501. COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may elect, at its option by Board Resolution at any time, to have either Section 1502 or Section 1503 applied to the Outstanding Securities of any series designated pursuant to Section 301 as being defeasible, and any related coupon, pursuant to this Article Fifteen (hereinafter called a "Defeasible Series"), upon compliance with the conditions set forth below in this Article Fifteen.

SECTION 1502. DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise of the option provided in Section 1501 to have this Section 1502 applied to the Outstanding Securities of any Defeasible Series, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series and any related coupons as provided in this Section on and after the date the conditions set forth in Section 1504 are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under the Securities of such series and this Indenture insofar as the Securities of such series are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder (1) the rights of Holders of Securities of such series to receive, solely from the trust fund described in Section 1504 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities of such series when payments are due, (2) the Company's obligations with respect to the Securities of such series under Sections 304, 305, 306, 1002, 1003 and any additional amounts under Section 1005, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article Fifteen. Subject to compliance with this Article Fifteen, the Company may exercise its option provided in Section 1501 to have this Section 1502 applied to the Outstanding Securities of any Defeasible Series notwithstanding the prior exercise of its option provided in Section 1501 to have Section 1503 applied to the Outstanding Securities of such series and any related coupons.

SECTION 1503. COVENANT DEFEASANCE.

     Upon the Company's exercise of the option provided in Section 1501 to have this Section 1503 applied to the Outstanding Securities of any Defeasible Series and any related coupons, (1) the Company shall be released from its obligations under Sections 1007 through 1011, inclusive, and Section 801 and (2) the occurrence of any event specified in Sections 501(3), 501(4) (with respect to any of Sections 1007 through 1011, inclusive, and Section 801) and 501(7) shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Securities of such series as provided in this Section 1503 on and after the date the conditions set forth in Section 1504 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and the Securities of such series shall be unaffected thereby.

SECTION 1504. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

     The following shall be the conditions to application of either Section 1502 or Section 1503 to the Outstanding Securities of any Defeasible Series:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements contemplated by Section 609 and agree to comply with the provisions of this Article Fifteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Outstanding Securities of such series, (A) money in an amount (in such Currency in which such Securities and any coupons appertaining thereto are then specified as payable at Stated Maturity), (B) U.S. Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying Trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Securities of such series on the respective Stated Maturities, in accordance with the terms of this Indenture and the Securities of such series.

          (2) In the case of an election under Section 1502, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date first set forth hereinabove, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Securities of such series and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

          (3) In the case of an election under Section 1503, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize gain or loss for Federal income tax purposes as result of the deposit and Covenant Defeasance to be effected with respect to the Securities of such series and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

          (4) The Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Securities of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit.

          (5) No Event of Default or event that (after notice of lapse of time or both) would become an Event of Default shall have occurred and be continuing at the time of such deposit or, with regard to any Event of Default or any such event specified in Sections 501(5) and (6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

          (6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act.

          (7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

          (8) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be qualified or exempt from regulation thereunder.

          (9) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

SECTION 1505. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 1505 and Section 1506, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section 1504 in respect of the Securities of any Defeasible Series and any related coupons shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and the related coupons, if any, of such series and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of Securities of such series, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

     Unless otherwise specified with respect to any Security pursuant to Section 301, if, after a deposit referred to in Section 1504(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 312(b) or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to
Section 1504(a) has been made in respect of such Security, or (b) a Conversion Event occurs as contemplated in Section 312(d) or 312(e) or by the terms of any Security in respect of which the deposit pursuant to Section 1504(a) has been made, the indebtedness represented by such Security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on the applicable Market Exchange Rate for such Currency in effect on the second Business Day prior to each payment date, except, with respect to a Conversion Event, for such Currency in effect (as nearly as feasible) at the time of the Conversion Event.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1504 or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of Outstanding Securities.

     Anything in this Article Fifteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1504 with respect to Securities of any Defeasible Series that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance with respect to the Securities of such series.

SECTlON 1506. REINSTATEMENT.

     If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article Fifteen with respect to the Securities of any series by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article Fifteen with respect to Securities of such series until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1505 with respect to Securities of such series in accordance with this Article Fifteen; PROVIDED, HOWEVER, that if the Company makes any payment of principal of (or premium, if any) or interest on any Security of such series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Securities of such series to receive such payment from the money so held in trust.

                                 ARTICLE SIXTEEN

                           SUBORDINATION OF SECURITIES

Section 1601. SECURITIES SUBORDINATE TO SENIOR DEBT.

     The Company covenants and agrees, and each Holder of a Security by such Holder's acceptance thereof likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Sixteen, the indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest, if any, in respect of each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.


SECTION 1602. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

     Upon any distribution of assets of the Company in the event of

          (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or

          (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

          (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in such event

          (1) the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash, before the Holders of the Securities of a series are entitled to receive any payment on account of the principal (and premium, if any), or interest, if any, in respect of the Securities of that series; and

          (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article Sixteen, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company being subordinated to the payment of the Securities of a series, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     In the event that, notwithstanding the foregoing provisions of this Section 1602, the Trustee or the Holder of any Security of a series shall receive any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company being subordinated to the payment of the Securities of that series, before all Senior Debt is paid in full or payment thereof provided for, and if such fact shall then have been made known to the Trustee, or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, Custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     For purposes of this Article Sixteen only, the words "CASH, PROPERTY OR SECURITIES" shall not be deemed to include shares of Capital Stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Article Sixteen with respect to the

Securities of the applicable series, to the payment of all Senior Debt which may at the time be outstanding; PROVIDED, HOWEVER, that (i) Senior Debt is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered by such reorganization or readjustment.

     The consolidation of the Company with, or the merger of the Company into, another person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets to another person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section 1602 if the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer all or substantially all of the assets of the Company, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.

SECTION 1603. ACCELERATION OF SECURITIES.

     In the event that any Securities of a series are declared due and payable before their Stated Maturity pursuant to Section 502, then and in such event the Company shall promptly notify holders of Senior Debt of such acceleration. The Company may not pay the Securities of that series until 120 days have passed after such acceleration occurs and may thereafter pay the Securities of that series if this Article Sixteen permits the payment at that time.

     In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Securities prohibited by the foregoing provisions of this Section 1603, and if such facts then shall have been known or thereafter shall have been made known to the Trustee as provided in Section 1610 or such Holder, as the case may be, pursuant to the terms of this Indenture, then and in such event such payment shall be paid over and delivered forthwith to the Company by or on behalf of the person holding such payment for the benefit of the holders of Senior Debt.

     The provisions of this Section 1603 shall not apply to any payment with respect to which Section 1602 would be applicable.

SECTION 1604. DEFAULT ON SENIOR DEBT.

     The Company may not make any payment of the principal (and premium, if any) or interest, if any, in respect of the Securities of a series and may not acquire any Securities of that series for cash or property if:

          (1) a default on Senior Debt occurs and is continuing that permits holders of such Senior Debt to accelerate its maturity; and

          (2) the default is the subject of judicial proceedings or the Company receives a notice of default thereof from any person who may give such notice pursuant to the instrument evidencing or document governing such Senior Debt. If the Company receives any such notice, then a similar notice received within nine months thereafter relating to the same default on the same issue of Senior Debt shall not be effective for purposes of this
     Section 1604.

     The Company may resume payments on the Securities of that series and may acquire Securities of that series if and when:

          (A) the default is cured or waived; or

          (B) 120 or more days pass after the receipt by the Company of the notice described in clause (2) above and the default is not then the subject of judicial proceedings; and

this Article Sixteen otherwise permits the payment or acquisition at that time.

     In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 1604, and if such fact then shall have been known or thereafter shall have been made known to the Trustee or such Holder, as the case may be, pursuant to the terms of this Indenture, then and in such event such payment shall be paid over and delivered forthwith to the Company by or on behalf of the person holding such payment for the benefit of the holders of the Senior Debt.

     Nothing contained in this Article Sixteen or elsewhere in this Indenture or in any of the Securities shall prevent the conversion by a Holder of any Securities for Capital Stock in accordance with any provisions for conversion of such Securities for Capital Stock in the event of an occurrence of the events described in clauses (1) and (2) of this Section 1604.

     The provisions of this Section 1604 shall not apply to any payment with respect to which Section 1602 would be applicable.

SECTION 1605. PAYMENT PERMITTED IF NO DEFAULT.

     Nothing contained in this Article Sixteen or elsewhere in this Indenture or in any of the Securities of a series shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1602 or under the conditions described in Section 1603 or 1604, from making payments at any time of the principal (and premium, if any), or interest, if any, as the case may be, in respect of the Securities of that series, or (b) the application by the Trustee or the retention by any Holder of any money deposited with it hereunder to the payment of or on account of the principal (and premium, if any), or interest, if any, as the case may be, in respect of the Securities of that series if the Trustee did not have, at the time provided in the proviso to the first paragraph of Section 1610, notice that such payment would have been prohibited by the provisions of this Article Sixteen.

SECTION 1606. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT.

     Subject to the payment in full of all Senior Debt, the Holders of the Securities of a series shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article Sixteen to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities applicable to the Senior Debt until the principal (and premium, if any) or interest, if any, as the case may be, in respect of the Securities of that series shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities of that series or the Trustee would be entitled except for the provisions of this Article Sixteen, and no payments pursuant to the provisions of this Article Sixteen to the Company or to the holders of Senior Debt by Holders of the Securities of that series or the Trustee, shall, as between the Company, its creditors other than holders of Senior Debt and the Holders of the Securities of that series, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

SECTION 1607. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

     The provisions of this Article Sixteen are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities of each series, on one hand, and the holders of Senior Debt, on the other hand. Nothing contained in this Article Sixteen or elsewhere in this Indenture or in the Securities of a series is intended to or shall

          (a) impair, as between the Company and the Holders of the Securities of that series, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities of that series the principal (and premium, if any) and interest, if any, as the case may be, in respect of the Securities of that series as and when the same shall become due and payable in accordance with the terms of the Securities of that series and this Indenture and which, subject to the rights under this Article Sixteen of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company; or

          (b) affect the relative rights against the Company of the Holders of the Securities of that series and creditors of the Company other than holders of Senior Debt; or

          (c) prevent the Trustee or the Holder of any Security of that series from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Sixteen of the holders of Senior Debt to receive cash, property or securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 1608. TRUSTEE TO EFFECTUATE SUBORDINATION.

     Each Holder of a Security by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Sixteen and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

SECTION 1609. NO WAIVER OF SUBORDINATION PROVISIONS.

     No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and, from time to time, without the consent of, or notice to, the Trustee or the Holders of the Securities of that series, without incurring responsibility to the Holders of the Securities of that series and without impairing or releasing the subordination provided in this Article Sixteen or the obligations hereunder of the Holders of the Securities of that series to the holders of such Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Debt, or otherwise amend or supplement in any manner such Senior Debt or any instrument evidencing the same or any agreement under which such Senior Debt is outstanding; (ii) sell, exchange, release or otherwise dispose of any property pledged, mortgaged or otherwise securing such Senior Debt; (iii) release any person liable in any manner for the collection of such Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company or any other person.

SECTION 1610. NOTICE TO TRUSTEE.

     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities of a series. Failure to give such notice shall not affect the subordination of the Securities of that series to Senior Debt. Notwithstanding the provisions of this Article Sixteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities of a series, unless and until the Trustee shall have received written notice thereof at the address specified in Section 101 from the Company or a holder of Senior Debt or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Article Six, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if a Trust Officer of the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of the principal (and premium, if any), or interest, if any, as the case may be, in respect of any Security of that series), the notice with respect to such money provided for in this Section 1610, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

     Subject to the provisions of Article Six, the Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Sixteen, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Sixteen, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the right of such person to receive such payment.

SECTION 1611. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

     Upon any payment or distribution of assets of the Company referred to in this Article Sixteen, the Trustee, subject to the provisions of Article Six, and the Holders of the Securities of a series shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, Custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities of that series, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Sixteen.

SECTION 1612. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT.

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities of that series or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article Sixteen or otherwise. The Trustee shall not be charged with knowledge of the existence of Senior Debt or of any facts that would prohibit any payment hereunder unless a Trust Officer of the Trustee shall have received notice to that effect at the address of the Trustee set forth in Section 101. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article Sixteen and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

SECTION 1613. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR DEBT; PRESERVATION OF TRUSTEE'S RIGHTS.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Sixteen with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     Nothing in this Article Sixteen shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

SECTION 1614. ARTICLE SIXTEEN APPLICABLE TO PAYING AGENTS.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Sixteen shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Sixteen in addition to or in place of the Trustee; PROVIDED, HOWEVER, that Sections 1610 and 1612 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        MOTOROLA, INC.

                                        By
                                           -------------------------------------

Attest:

- ------------------------------

                                        THE FIRST NATIONAL BANK
                                        OF CHICAGO, as Trustee

                                        By
                                           -------------------------------------

Attest:

- ------------------------------



STATE OF ILLINOIS
COUNTY OF COOK

     On the ............... day of ..............., before me personally came
....................., to me known, who, being by me duly sworn, did depose and say that he is ............................... of Motorola, Inc., one of the
corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.





STATE OF ILLINOIS
COUNTY OF COOK

     On the ................ day of ................, before me personally came............................., to me known, who, being by me duly sworn, did depose and say that he is ................................. of The First
National Bank of Chicago, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                    EXHIBIT A

                             FORMS OF CERTIFICATION

                                   EXHIBIT A-1

               FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED
                TO RECEIVE BEARER SECURITY OR TO OBTAIN INTEREST
                       PAYABLE PRIOR TO THE EXCHANGE DATE

                                   CERTIFICATE

     [Insert title or sufficient description of Securities to be delivered]

     This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States persons(s) that are
(a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof(and in either case(a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise Motorola, Inc. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or
(iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause(i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States.

     As used herein, "UNITED STATES" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).

                                      A-1-2

     We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

     This certificate excepts and does not relate to [U.S.$]___________ of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

     We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:                        , 19
      ------------------------     ---

[To be dated no earlier than the 15th day prior to (i) the Exchange Date or (ii) the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

                                           [Name of Person Making Certification]

                                           -------------------------------
                                           (Authorized Signatory)
                                           Name:
                                           Title:

                                  EXHIBIT A-2

                FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR AND
                  CEDEL S.A. IN CONNECTION WITH THE EXCHANGE OF
                    A PORTION OF A TEMPORARY GLOBAL SECURITY
                       OR TO OBTAIN INTEREST PAYABLE PRIOR
                              TO THE EXCHANGE DATE

                                   CERTIFICATE

     [Insert title or sufficient description of Securities to be delivered]

     This is to certify that, based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially
in the form attached hereto, as of the date hereof, [U.S.$]        principal
amount of the above-captioned Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise Motorola, Inc. or its agent that such financial institution will comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)
(i)(D)(7)), and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States.


     As used herein, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).

                                    A-2-2

     We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary Global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

     We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.


Dated: ______________, 19__

[To be dated no earlier than the Exchange
Date or the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]


                                              [Morgan Guaranty Trust Company of
                                                New York, Brussels Office,] as
                                                Operator of the Euroclear System
                                              [Cedel S.A.]

                                              By
                                                 ------------------------------